August 15, 2005

Code of Ethics

Mercer Global Investments, Inc.

MGI Funds

This policy applies to Mercer Global Investments, Inc., the MGI Funds and the Collective Funds Division of Mercer Trust Company. All references to Mercer Global Investments Inc. herein shall be deemed to include Mercer Trust Company.

Introduction

This Code applies to each of Mercer Global Investments, Inc. (“MGI”) and the registered investment companies for which MGI serves as investment advisor (“Funds”) that are listed on Appendix I (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of MGI and the Funds must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

MGI and the Funds have many important assets, perhaps the most valuable of which is MGI’s established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on MGI and the Funds as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics (“Code”) is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients’ interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee’s legitimate employment.

The Code is designed to detect and prevent conflicts of interest between MGI’s and the Funds’ employees, officers, and Trustees and MGI’s Advisory Clients (including the Funds)(1) that may arise due to personal investing activities. MGI and the Funds have also established separate procedures designed to detect and prevent insider trading (“Insider Trading Procedures”), which should be read together with this Code.

Personal investing activities of “Covered Persons” (defined below”) can create conflicts of interests that may compromise fiduciary duties to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

a. Client Interests Come First. Covered persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

b. Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is “front running,” or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client’s transaction will cause a favorable move in the market. This prohibition applies whether a

(1) Advisory Client means any client (including but not limited to mutual funds, separate accounts, and group trusts) for which MGI serves as an investment advisor or subadvisor, to whom it renders investment advice, or for whom it makes investment decisions.  Advisory Client includes the MGI Funds.

Covered Person’s transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with MGI’s Compliance Department (“Compliance”) immediately.

The Code sets forth detailed policies and procedures that Covered Persons of MGI and the MGI Funds must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

Any material revisions to the Code must be approved in writing by the Funds’ Board of Trustees (“Board”) within six months of such changes having been adopted.

1.              Who is Subject to the Code?

Covered Persons. For the purposes of this Code, Covered Person is defined as:

•                  Each employee and officer of MGI or the Funds, other than administrative assistants, unless such persons are otherwise designated as covered persons;

•                  Employees of affiliates who have access to Fund portfolio data;

•                  An employee, officer or Trustee of any affiliate of Marsh & McLennan Companies (“MMC”) or the Funds who is domiciled in MGI’s office for a period of 30 days or more; and

•                  Outside consultants and other temporary employees hired for a period of 30 days or more whose duties include access to MGI’s technology and systems, and/or trading information in any form, unless they obtain a written exemption from Compliance. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to MGI’s trading information, will be subject to the reporting requirements described in Appendix D.

•                  Interested Fund Trustees.

•                  Independent Fund Trustees.

•                  Fund Trustees who are not affiliated with MGI and who do not otherwise meet the definition of “interested person” under Section 2(a)(19) of the Investment Company Act, as amended(4) (“Independent Trustees”) are subject only to the following sections of the Code:

•                  Section 5.4    Quarterly Transaction Report for Independent Trustees, but only for quarters during which the conditions described in Section 5.4 are met.

•                  Section 5.5    Annual Certification

(2) This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of MGI or the Funds.

•                  Additionally, for MGI a covered person is also:

•                  Any of MGI’s supervised persons:

•                  Who has access to non-public information regarding the Funds’ or other clients’ purchase or sale of securities, or non-public information regarding portfolio holdings; or

•                  Who is involved in making securities recommendations to the Funds or other clients, or has access to such recommendations that are non-public.

2.              What Types of Investments are Subject to the Code?

This Code requires that information about a Covered Person’s investments in securities be reported to Compliance. Compliance will identify all Covered Persons who are required to make such reports and must inform those Covered Persons of their reporting obligation.

For purposes of this Code, “Security” means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any (i) option, (ii) futures contract, (iii) shares of registered closed-end funds, (iv) shares of registered open-end investment companies (mutual funds) that are advised by MGI’s affiliates (i.e., Putnam and PanAgora), including those held in retirement accounts and that are not money market funds, (v) warrant, (vi) note, (vii) stock, (viii) treasury stock, (ix) bond, (x) debenture, (xi) evidence of indebtedness, (xii) certificate of interest, or (xiii) any participation in or right to subscribe to or purchase any such interest or instrument.

For purposes of these trading restrictions and the reporting requirements described in section 6, the term security does not include: money market mutual funds, direct obligations of the U.S. government, bankers’ acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), shares of U.S. registered open-end investment companies (mutual funds) that are not advised or subadvised by MGI’s affiliates (i.e., Putnam and PanAgora), exchange-traded funds based on broad market indices (e.g., S&P 500® SPDR®s, Nasdaq-100 TrustSM (“QQQ”)  or Russell 2000 iShares®, not sectors or individual countries) or variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts that invest exclusively in U.S. registered open-end investment companies (mutual funds) that are not advised or subadvised by MGI affiliates.

3. What Types of Accounts are Subject to the Code?

3.1          Covered Accounts

“Covered Account” includes any securities account (held at a broker dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.(3)  A Covered Account includes the accounts of immediate family members.(4)

(3) Beneficial interest in an account includes any direct or indirect financial interest in an account.

(4) Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.(5)

3.2          Joint Accounts

Covered persons are prohibited from entering into a joint account with any Advisory Client.

3.3          Investment Clubs

A Covered Person may participate in an investment club only if he/she obtains the prior written approval of Compliance. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix C). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

Compliance will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club’s trades to a pre-clearance and other requirements.(6)  Investment club accounts may not be used to undermine these procedures.

4.             What are the Restrictions on Trading?

4.1          Pre-clearance Requirements

Covered Persons must obtain prior written approval before acquiring direct or indirect beneficial ownership (through purchase or otherwise) of (i) a publicly traded security, (ii) a security in an initial public offering, or (iii) a security in a limited offering (generally meaning a private placement, such as a hedge fund or private equity fund). See Appendix A for the pre-clearance form to be used to obtain permission to make investments in publicly traded securities and Appendix B for the pre-clearance form to be used to obtain permission to make investments in private placements. Trade approval for publicly traded securities is good only for the day it is obtained. If the requesting person does not trade that day, then the pre-clearance process must be repeated the next day if that person still wishes to trade the security.

4.2          30-Day Holding Period

If a Covered Person is required to pre-clear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:

•                  buy a security or Related Investment within 30 days after selling that security or Related Investment; or

•                  sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

(5) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

(6) Transactions effected through an investment club are subject to the reporting requirements outlined in section 5.

Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Exceptions.

a.               Unit Investment Trusts and Exchange Traded Funds (“ETFs”), although not always subject to preclearance, must be held for at least 30 days.

b.              If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from Compliance.

c.               If you receive restricted MMC stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.3          Lockout Period

Covered Persons are prohibited from purchasing or selling publicly traded securities of companies whose securities are purchased or sold for the account of Advisory Clients, including any pooled investment vehicles, for a period of seven business days following the date such securities were purchased or sold for the account of Advisory Clients. Although Covered Persons are not prohibited by this Code from transacting in securities that are also held by Advisory Clients(7), Covered Persons are prohibited from using information about client or manager holdings in making personal investment decisions.

4.4                               Naked Short Sales Prohibited

MGI views naked short sales as especially likely to create conflicts with the Advisory Client interests. Covered Persons are therefore prohibited from engaging in naked short sales of securities.

5.             Reporting and Certification Requirements

5.1          Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment, he/she must certify in writing that he/she has received the Code, has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. (Please see Appendices E and F for the required certifications and disclosure). Information disclosed may be no more that 45 days old at the time of disclosure. Covered Persons are only required to report holdings in “securities” as defined in Section 2 of the Code.

Covered Persons are not required to report securities held in accounts over which the Covered Person has no direct or indirect influence or control. However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which

(7) Due to the fact that MGI does not engage in trading in individual securities for Advisory Clients, no pre-trade lockout periods have been implemented for MGI employee trading.  However, MGI employee trading will be periodically monitored to determine if there is any evidence of inappropriate use of client holdings information.

the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

Compliance will arrange to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts at firms other than Putnam. Mutual Fund Only Accounts are accounts that may hold only mutual funds (typically held directly at the fund company).

When Duplicate Confirmations or Statements Are Not Available. You may wish to engage in a transaction for which no confirmation can be delivered to Compliance (e.g., transactions involving certain types of derivatives). These types of transactions require the prior written approval of Compliance and will involve additional reporting requirements.

5.2                               Ongoing Reporting Regarding Covered Accounts

Covered Persons must notify Compliance within ten business days from the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification must be submitted in writing to Compliance and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and new number and the effective date of the change.

5.3                               Quarterly Transactions Report for Covered Persons (other than Independent Trustees)

Covered Persons who have reported reportable transactions through duplicate copies of broker confirmations and statements are not required to file a quarterly report, if the confirmation and statement is received by Compliance no later than 30 days after the end of the applicable calendar quarter. If Compliance has not received a duplicate statement for a Covered Person by the 30th day after calendar quarter end, Compliance will require the Covered Person to complete and submit to Compliance a quarterly transaction report within 45 days following calendar quarter end (see Appendix G attached hereto). This report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected. The report shall also include the date it was submitted by the employee.

5.4                               Quarterly Transactions Report for Independent Trustees

Independent Trustees must file a Quarterly Transactions Report with Compliance only if the Independent Trustee knew, or in the ordinary course of fulfilling his/her official duties as a Trustee of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Trustee’s Covered Accounts that:

•                  the security was purchased or sold by a Fund; or

•                  a purchase or sale of the security was considered for a Fund.

Independent Trustees must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.5                               Annual Certification for Covered Persons

Annually, Covered Persons must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported. Covered Persons (other than Independent Trustees) must also disclose all personal investments and accounts on an annual basis. (Please see Appendices E and H for the required certifications and disclosure.). Information disclosed may be no more that 45 days old at the time of disclosure. Covered Persons who are required to report holdings are only required to report holdings in “securities” as defined in Section 2 of the Code.

Covered Persons are not required to report securities held in accounts over which the Covered Person has no direct or indirect influence or control. However, Covered Persons are required to include the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

6.             Administration and Enforcement

6.1          Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by Compliance. All such information may also be available for inspection by the Funds’ Board, senior management and legal counsel of MGI, the Funds and MMC, any party to which any investigation is referred by any of the foregoing, a Covered Person’s supervisor (where necessary), the Securities and Exchange Commission, and any state securities commission. By signing the acknowledgement attached to this document, the employee acknowledges that Compliance shall be permitted to obtain and review information,  including account statements and trade confirmations, from brokerage firms, retirement plan administrators and other financial intermediaries, relating to the securities held by the employee.

6.2                               Annual Reports to the MGI Funds Board of Trustees and MGI Senior Management

Compliance will review the Code at least annually in light of legal and business developments and experience in implementing the Code. Compliance will prepare an annual report to the Funds’ Boards of Trustees and to MGI senior management that:

•                  describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

•                  recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

•                  certifies to the Board that procedures have been adopted that are designed to prevent Covered Persons from violating the Code.

6.3          Reporting Violations

Upon discovering a violation of the Code, a Covered Person shall immediately report such violation to Compliance. Compliance will be responsible for reviewing initial reports of violations and for providing reports of violations to MGI’s and the Funds’ Chief Compliance Officer (“CCO”).

6.4          Sanctions and Remedies

If Compliance determines that a Covered Person has violated the Code, it may, in consultation with either MGI’s or the Funds’ CCO, as appropriate, and other senior management, recommend the imposition of sanctions and other appropriate actions, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, recommending to senior management the suspension or termination of employment, and/or informing regulators if the situation warrants.

As part of any sanction, Compliance may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior Management will determine the appropriate disposition of any money forfeited pursuant to this section.

6.5          Recordkeeping

The Funds, MGI and the Funds’ subadvisors and principal underwriter must, at their respective principal places of business, maintain records in the manner and to the extent set forth below, and must make these records available to the Securities and Exchange Commission (“SEC”) or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

•                  A copy of each Code for the organization that is in effect, or at any time within the past seven years was in effect, must be maintained in an easily accessible place;

•                  A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least seven years after the end of the fiscal year in which the violation occurs;

•                  A copy of each report made by an Covered Person required herein must be maintained for at least seven years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•                  A record of all persons, currently or within the past seven years, who are or were required to make reports as required herein, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

•                  A copy of each report as required herein must be maintained for at least seven years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

MGI must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of investments in IPOs and limited offerings, for at least seven years after the end of the fiscal year in which the approval is granted.

6.6          Exemption Procedures

A CCO may grant exemptions from the requirements in this Code in appropriate circumstances.

A CCO shall consider such exemptions upon written request by a Covered Person stating the basis for requested relief. A CCO’s decision is within his/her sole discretion.

6.7          Annual Review of Code

This Code shall be reviewed at least annually by Compliance and, at such time(s), shall be revised to reflect any changes in law or other changes to this Code deemed appropriate.

6.8          Delegation

Nothing in this policy shall be interpreted to prevent MGI’s and/or the Funds’ CCO from relying upon work performed, and reports written, by persons under MGI’s and/or the Funds’ CCO’s supervision, provided MGI’s and/or the Funds’ CCO determines that such delegation is appropriate.

6.9          Questions and Exceptions

Any questions regarding this policy should be raised with Compliance, and any exceptions thereto must be approved, in writing, by MGI’s and/or the Funds’ CCO.

Dated:  August 15, 2005

Responsible persons as of March 27, 2006:

Chief Compliance Officer for the MGI Funds — David Goldenberg

Chief Compliance Officer for MGI — David Goldenberg

Designee for receipt and review of Covered Person reports — Martin Wolin

Alternate designee for receipt and review of Covered Person reports — Amy Cowles

Appendix A

MERCER GLOBAL INVESTMENTS AND MGI FUNDS

Publicly Traded Securities Pre-Clearance Request Form

TO: Compliance Department

FROM:

DATE:

As provided in section 4.1 of the Code of Ethics, if a Covered Person wants to purchase or sell a publicly traded security he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not purchase or sell a publicly traded security until he/she receives written permission from Compliance (i.e., an approval e-mail). Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of Issuer and Ticker Symbol:

2. Purchase or Sale:

3. Principal amount of transaction:                 # of shares/units:

4. Equity or debt?

5. If a purchase, have you sold this security or a Related Investment within the past 30 days, or if a sale, have you purchased this security or a Related Investment within the past 30 days?

Yes                 No

To the best of my knowledge, the information provided above is accurate and I am not predicating this transaction on the basis of having obtained any material non-public information.

I will notify Compliance immediately of any material changes to the information provided above. Compliance approval is good only on the day on which it was granted.

Employee	Compliance Department

Approved ☐ Disapproved ☐

Name:	Name:
(Please Print)	(Please Print)

Signature:	Signature:

Date:	Date:

Appendix B

MERCER GLOBAL INVESTMENTS AND MGI FUNDS

Limited Offering Pre-Clearance Request Form

TO: Compliance Department

FROM:

DATE:

As provided in section 4.1 of the Code of Ethics, if a Covered Person wants to participate in an initial public offering of a security, a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any initial public offering, private placement or limited partnership until he/she receives written permission from Compliance. Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of proposed investment:                     Date of investment:

2. Nature of investment:

3. Amount to be invested:                       # of shares:                     % ownership:

4. Describe terms of investment:

Equity or debt?                 Open-ended or specific maturity date?

Further investment contemplated?                 Amount?

5. Was this investment offered to you due to your affiliation with MGI, MMC, or the MGI Funds?

6. Do you have a position as officer of the company or other duties in connection with the investment?

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:

8. Are you informed or consulted about investments made by the company?

Describe:

9. How frequently will you receive statements/communications regarding the investment?

10. Is the company privately/publicly held?

11. If privately held, are you aware of any plan to bring the company public?

12. Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

13. Describe any connection(s) between the investment and MGI, MMC, or the MGI Funds:

14. To your knowledge, are there any MGI clients for whom this is an appropriate investment?

15. Describe any client connections to this investment:

16. Are you aware of any conflict between your duties at MGI and this investment?

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify Compliance immediately of any material changes to the information provided above.

Employee

Name:
(Please Print)

Signature:

Date:

COMPLIANCE DEPARTMENT APPROVAL:

Based upon the Covered Person’s responses on this Pre-Clearance Request Form and any other information noted below* or attached hereto, Compliance hereby approves the Covered Person’s request to participate because the investment appears to present no conflict of interest with his/her duties to MGI Funds or MGI’s clients.

Based upon the Covered Person’s responses on this Private Placement Request Form and any other information noted below* or attached hereto, Compliance hereby disapproves the Covered Person’s request to purchase the private placement.

*Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:

Compliance Department

Name:
(Please Print)

Signature:

Date:

Appendix C

MERCER GLOBAL INVESTMENTS AND MGI FUNDS

INVESTMENT CLUB PRE-APPROVAL FORM

Date:

Personal Information:

Name:

(please print)

Department:

Title:

Investment Club Information:

(Please complete a separate form for each club)

Name of Investment Club:

Are you an officer of the club? If so, please state your position.

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.

Certification:

I understand that my activities with regard to the above investment club must comply with MGI’s and the MGI Fund’s Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to Compliance.

Signed	Dated

Name

Appendix D

Policies and Procedures for

Consultants and Temporary Employees

Consultants and temporary employees who are employed for less than 30 days, but who have access to MGI’s trading information are subject to the following sections of the Code:

Conflicts of Interest

Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients’ and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with MGI. For further information, please refer to the Introduction to this Code of Ethics and/or contact Compliance.

Section 3 Report Covered Accounts to Compliance

Consultants and temporary employees are required to disclose the name, Account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 4 Copy Compliance on Trade Confirmations

Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 5 Trading Restrictions

Consultants and temporary employees subject to the restrictions outlined in this section.

Section 6 Reporting and Certification Requirements

Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (New Employee Personal Account(s) and Initial Holding(s) Disclosure Report) at the time they are hired.

Appendix E

EMPLOYEE ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Mercer Global Investments, Inc. (“MGI”) and MGI Funds Code of Ethics (the “Code”), which I have read and understand fully. I agree to comply fully with all provisions of the Code, both during and after the period of my employment with MGI, to the extent that such provisions apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or the failure to file reports, may subject me to disciplinary action including, potentially, termination of employment.

I hereby represent and warrant to MGI and the MGI Funds that the information that I have provided to MGI as required by this Code is a true, accurate, and complete list of all of my brokerage and trading accounts, and private placement holdings, specifying in reasonable detail all such accounts, with whom they are held, and the holdings and other investments, direct or indirect, of such accounts. I further agree that I will promptly, but in any event, within ten business days, provide written notice to MGI’s Compliance department of any changes to the information that I have provided so that such information is at all times true, accurate, and complete. I further agree to provide monthly securities transactions confirmations and statements (or on a quarterly basis when monthly statements and confirmations are unavailable) to MGI.

I have fully read the Code. I agree to be bound by the terms and conditions outlined in such document.

Signed	Dated

Name

Appendix F

MERCER GLOBAL INVESTMENTS AND MGI FUNDS

EMPLOYEE PERSONAL ACCOUNT(S) AND INITIAL HOLDING(S) DISCLOSURE

PART I – DISCLOSURE OF EMPLOYEE ACCOUNTS

I do not maintain any accounts as defined in the Mercer Global Investments (“MGI”) and MGI Funds’ Code of Ethics (“Code”).

Below is a list of all my employee accounts as defined in the MGI Code. Check all that apply as to the Account Type.

(a) Direct Brokerage Account

•                       (1) I have full investment discretion on the account

•                       (2) I have full investment discretion on the account which I am managing for another person

•                       (3) I do not have investment discretion on the account (Investment discretion is 100% exercised by a broker, financial advisor, etc.)

(b) Direct mutual fund account at Putnam or PanAgora

(c) Trust Account

(d) Employee Stock Plan (“ESOP”), 401(k) Plans, private placement or similar product that cannot be transferred to a brokerage account

(e) Other (Please explain:                                                                                                                                                                   )

Name and address of Financial Institution	Account Name	Account Type	Account Number
(broker-dealer, bank, ESOP, 401(k) plan sponsors, etc.)	(indicate if any of the accounts are individually or jointly held)	(a,b,c,d,e)

(Continue on reverse side)

PART II – DISCLOSURE OF EMPLOYEE SECURITIES HOLDINGS

I do not maintain, have a financial interest, or influence/control the activities of any securities.

Below is a list of all personal securities holdings for which I have direct or indirect Beneficial Ownership as defined in the Code, or

☐ Indicate by checking this box if you have already provided a copy of your most recent statement (not more than 45 days old) for each account listed below

Security (Include full name of issuer) and exchange ticker symbol (or CUSIP Number)	# of Shares and Principal Amount

(Continue on reverse side)

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:	Print Name:	Date:
August 2005

Appendix G

MERCER GLOBAL INVESTMENTS AND MGI FUNDS

QUARTERLY TRANSACTION REPORT

Calendar Quarter Ending:                                    , 200

☐            Indicate by checking this box if you are attaching a copy of your most recent statement for the quarter indicated above

Below is a list of all personal securities transactions effected during the calendar quarter indicated above and not otherwise reported on the attached statement, if any:

Transaction Date	Security (and Ticker, if known)	# of Shares or Units	Price (or if fixed income, principal amount)	Buy or Sell	Name of Executing Broker

(Continue on reverse side)

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:	Print Name:	Date:
August 2005

Appendix H

MGI FUNDS

ANNUAL INDEPENDENT TRUSTEE CERTIFICATION

I hereby represent to the MGI Funds that during the calendar year ended December 31, 200     , I provided quarterly securities transaction reports pursuant to section 5.4 of the MGI Funds Code of Ethics following any quarter during which I transacted in a security and had knowledge that a Fund had transacted in that security, or contemplated transacting in that security, within 15 days prior to or after my transaction.

Signed	Dated

Name

Appendix I

The MGI Funds (as of August 15, 2005)

MGI US Large Cap Growth Equity Fund

MGI US Large Cap Value Equity Fund

MGI US Small/Mid Cap Growth Equity Fund

MGI US Small/Mid Cap Value Equity Fund

MGI Non-US Core Equity Fund

MGI Core Opportunistic Fixed Income Fund

MGI US Short Maturity Fixed Income Fund